POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby
constitutes and appoints each of Brad S. Elliott, Chris M. Navratil, Richard M. Sems and Brett A. Reber, any of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:
       (1)	take any actions as may be necessary or appropriate to
enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the
'SEC'), including to prepare, execute in the undersigned's name and on the undersigned's behalf and submit a Form ID, including amendments thereto, or any other documents, and to prepare for, coordinate and enroll the undersigned in EDGAR Next or any successor filing system and, as applicable, make arrangements with third-party filing agents or similar parties and ensure that all relevant parties have been assigned an appropriate EDGAR Next role, to enable the undersigned to make filings and submissions with the SEC;
       (2)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer or director or both of Equity Bancshares, Inc. (the 'Company') Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended (the 'Exchange Act'), and the rules thereunder and any Notice of Proposed Sale of Securities on Form 144 (and any amendments thereto) in accordance with Rule 144 under the Securities
Act of 1933, as amended (the 'Securities Act');
       (3)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and any such Form 144, complete and execute any amendments thereto, and timely file such form with the
SEC, including (i) acting as an account administrator or delegated administrator for the undersigned's EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or appropriate or
(ii) causing the Company to accept a delegation of authority from any of the undersigned's EDGAR Next account administrators and pursuant to such delegation authorize the Company's EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned's EDGAR Next account as such attorney-in-fact deems necessary or appropriate, and any securities exchange or similar authority;
       (4)	seek or obtain, as the undersigned's representative and on
the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Power of
Attorney and approves and ratifies any such release of information;
and
       (5)	take any other action in connection with the foregoing
which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, will lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act or any provision of Rule 144 under the Securities Act.

       The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to that attorney-in-fact for purposes of executing, acknowledging, delivering or filing any Form 3, 4 or 5 (including any amendment thereto) and agrees to reimburse the Company and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[SIGNATURE PAGE FOLLOWS]




       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.



Signature
/s/ Donald S Rogerson



Print Name
Donald S Rogerson


Date
April 29th, 2026


THE STATE OF

COUNTY OF

       This Power of Attorney was acknowledged before me on _______________________, 2026 by
__________________________________(NAME).

       Notary Public's Signature

	(Notary Seal)

       					Printed/Typed Name of Notary